Exhibit 99.1

Krispy Kreme Contact:
Brian K. Little
336-726-8825
blittle@KrispyKreme.com

FOR IMMEDIATE RELEASE

KRISPY KREME RELEASES THIRD QUARTER FISCAL 2008 RESULTS

Winston-Salem, NC – December 6, 2007– Krispy Kreme Doughnuts, Inc. (NYSE:  KKD) (the “Company”) today reported financial results for the third fiscal quarter ended October 28, 2007.

During the third quarter of fiscal 2008, 29 new Krispy Kreme stores, comprised of 8 factory stores and 21 satellites, were opened systemwide, and 17 Krispy Kreme factory stores were closed systemwide.  This brings the total number of stores systemwide at the end of the third quarter of fiscal 2008 to 423, consisting of 290 factory stores and 133 satellites.  The net increase of 12 stores in the quarter reflects a net increase of 24 international stores and a net decrease of 12 domestic stores.

Third quarter systemwide sales decreased approximately 2.6% from the third quarter of last year.   Satellite stores made up 31% of the total systemwide store count as of October 28, 2007 compared to 23% at October 29, 2006.  Systemwide average weekly sales per store are lower than Company average weekly sales per store principally because satellite stores, which have lower average weekly sales than factory stores, are operated almost exclusively by franchisees.  Systemwide average weekly sales per store decreased approximately 9.2% to approximately $36,400.  Company Stores average weekly sales per store decreased 0.4% to approximately $52,900.

Company revenues for the third quarter of fiscal 2008 decreased 11.7% to $103.4 million compared to $117.1 million in the third quarter of last year.  Company Stores revenues decreased 11.3% to $72.8 million, Franchise revenues were flat at $5.7 million and KK Supply Chain revenues decreased 15.1% to $24.9 million.

The net loss for the third quarter of fiscal 2008 was $798,000, or $0.01 per diluted share, compared to a net loss of $7.2 million, or $0.12 per diluted share, in the comparable period last year.

The Company recorded a net credit to impairment charges and lease termination costs of $268,000 in the third quarter this year, compared to a charge of $5.4 million in the third quarter of fiscal 2007.  Most of the prior year charge relates to underperforming stores, including stores closed and likely to be closed.

As of October 28, 2007, the Company’s consolidated balance sheet reflects cash and indebtedness of approximately $23 million and $88 million, respectively.  The maximum additional indebtedness permitted under the Company’s credit facilities (and the amount of additional borrowings available to the Company under those facilities) was approximately $11 million at that date.  During the first nine months of fiscal 2008, the Company prepaid approximately $21.9 million under the Company’s $110 million term loan entered into in February 2007.  A substantial portion of these prepayments was made in order to reduce the likelihood of violation of the financial covenants contained in the Company’s credit facilities.

Several franchisees have been experiencing financial pressures which, in certain instances, appear to have become more exacerbated during fiscal 2008.  Franchisees closed 25 stores in the first nine months of fiscal 2008.  The Company believes franchisees will close additional stores in the foreseeable future, and the number of such closures is likely to be significant.  Royalty revenues and most of KK Supply Chain revenues are directly correlated to sales by franchise stores and, accordingly, store closures have an adverse effect on the Company’s revenues and results of operations.

“Although we still have much to do, performance improved in the third quarter compared to the second quarter, and the organization made progress on the transformation steps previously announced,” said Daryl Brewster, the Company’s President and Chief Executive Officer.  Since the end of the second quarter, we have:

•	Closed an additional five underperforming Company stores;
•	Opened over 20 new satellites systemwide as part of our hub and spoke strategy, including converting an additional Company-owned factory store to a non-producing hot shop;
•	Reduced Supply Chain costs by outsourcing our coffee supply and announcing the planned closure of a manufacturing and distribution facility;
•	Increased international franchisee sales 48% year-over-year;
•	Realigned Company Stores and Franchise management with experienced leadership;
•	Continued to reduce G&A costs; and
•	Completed an amended Franchise Disclosure Document (formerly called a Uniform Franchise Offering Circular).

“As we look past the third quarter, we continue to focus on improving Company shop performance, driving the hub and spoke model, growing our international franchise business, refranchising certain domestic markets and reducing costs to help offset rising commodity prices,” Brewster added.

Systemwide sales, a non-GAAP financial measure, include sales by both Company and franchise stores.  The Company believes systemwide sales data are useful in assessing the overall performance of the Krispy Kreme brand and, ultimately, the performance of the Company.  The Company’s consolidated financial statements include sales by Company stores, sales to franchisees by the KK Supply Chain business segment, and royalties and fees received from franchisees, but exclude sales by franchise stores to their customers.

Krispy Kreme management will host a conference call to review third quarter results on December 6, 2007 at 4:30 p.m. (ET).  A live webcast of the conference call will be available at www.KrispyKreme.com/investorrelations.html and www.Streetevents.com.  An archived audio replay will be available shortly following the conference call.  To access the telephone replay dial 888-286-8010 and enter the passcode number 45888585.  International callers may access the replay by dialing 617-801-6888 and entering passcode 45888585. The audio replay will be available through December 13, 2007.  The conference call webcast will be archived and accessible for one month following the date of the conference call.
###

Information contained in this press release, other than historical information, should be considered forward-looking.  Forward-looking statements are subject to various risks, uncertainties and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected.  Among the key factors that may have a direct bearing on Krispy Kreme's operating results, performance or financial condition are the outcome of pending governmental investigations and litigation, including governmental investigations by the United States Securities and Exchange Commission and the United States Attorney's Office for the Southern District of New York; potential indemnification obligations and limitations of our director and officer liability insurance; material weaknesses in our internal control over financial reporting; our ability to implement remedial measures necessary to improve our processes and procedures; negative publicity; significant changes in our management; our ability, and our dependence on the ability of our franchisees, to execute our and their business plans; our ability to implement our international growth strategy; currency, economic, political and other risks associated with our international operations; the price and availability of raw materials needed to produce doughnut mixes and other ingredients; compliance with governmental regulations relating to food products and franchising; our relationships with wholesale customers; our ability to protect our trademarks; restrictions on our operations and compliance with covenants contained in our secured credit facilities; changes in customer preferences and perceptions; risks associated with competition; and other factors discussed in Krispy Kreme's Annual Report on Form 10-K for fiscal 2007 and other periodic reports filed with the United States Securities and Exchange Commission.

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED BALANCE SHEET
(Unaudited)

(In thousands)
	Oct. 28, 2007	Jan. 28, 2007

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$23,419	$36,242
Receivables	22,943	26,769
Accounts and notes receivable — equity method franchisees	2,276	834
Inventories	23,340	21,006
Insurance recovery receivable	—	34,967
Other current assets	5,681	12,000
Total current assets	77,659	131,818
Property and equipment	129,759	168,654
Investments in equity method franchisees	2,201	3,224
Goodwill and other intangible assets	28,534	28,934
Deferred income taxes	20	20
Other assets	10,616	16,842
Total assets	$248,789	$349,492

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$1,707	$1,730
Accounts payable	8,359	7,874
Accrued litigation settlement	—	86,772
Deferred income taxes	20	20
Other accrued liabilities	35,429	38,474
Total current liabilities	45,515	134,870
Long-term debt, less current maturities	86,423	105,966
Other long-term obligations	28,228	29,694

Commitments and contingencies

SHAREHOLDERS’ EQUITY:
Preferred stock, no par value	—	—
Common stock, no par value	354,753	310,942
Accumulated other comprehensive income	1,127	1,266
Accumulated deficit	(267,257)	(233,246)
Total shareholders’ equity	88,623	78,962
Total liabilities and shareholders’ equity	$248,789	$349,492

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

(In thousands, except per share amounts)
	Three Months Ended		Nine Months Ended
	Oct. 28, 2007	Oct. 29, 2006	Oct. 28, 2007	Oct. 29, 2006

Revenues	$103,355	$117,107	$318,371	$349,007
Operating expenses:
Direct operating expenses (exclusive of depreciation and amortization shown below)	90,911	96,192	283,239	290,325
General and administrative expenses	5,650	12,457	19,394	41,218
Depreciation and amortization expense	4,868	5,177	13,642	16,114
Impairment charges and lease termination costs	(268)	5,423	34,504	6,560
Settlement of litigation	—	—	(14,930)	—
Other operating (income) and expense, net	196	(105)	(73)	(5)
Operating income (loss)	1,998	(2,037)	(17,405)	(5,205)
Interest income	379	460	1,224	1,168
Interest expense	(2,274)	(5,196)	(7,429)	(15,365)
Loss on extinguishment of debt	—	—	(9,622)	—
Equity in (losses) of equity method franchisees	(216)	(65)	(695)	(924)
Other non-operating income and (expense), net	(309)	68	(263)	3,287
(Loss) before income taxes	(422)	(6,770)	(34,190)	(17,039)
Provision for income taxes	376	431	1,046	781
Net (loss)	$(798)	$(7,201)	$(35,236)	$(17,820)

(Loss) per common share:
Basic	$(.01)	$(.12)	$(.55)	$(.29)

Diluted	$(.01)	$(.12)	$(.55)	$(.29)

Weighted average shares outstanding	63,934	61,879	63,652	61,857

KRISPY KREME DOUGHNUTS, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

(In thousands)
	Nine Months Ended
	Oct. 28, 2007	Oct. 29, 2006
CASH FLOW FROM OPERATING ACTIVITIES:
Net (loss)	$(35,236)	$(17,820)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,642	16,114
Deferred income taxes	206	(95)
Impairment charges	33,671	5,243
Settlement of litigation	(14,930)	—
Accrued rent expense	(830)	775
(Gain) on disposal of property and equipment	(316)	(44)
(Gain) on sale of interest in equity method franchisee	—	(3,580)
Share-based compensation	6,646	8,175
Provision for doubtful accounts	755	1,638
Amortization of deferred financing costs	5,856	2,074
Equity in losses of equity method franchisees	695	924
Other	828	317
Change in assets and liabilities:
Receivables	1,543	(4,633)
Inventories	(2,297)	2,174
Other current and non-current assets	1,227	3,916
Accounts payable and accrued liabilities	(2,788)	(369)
Other long-term obligations	(572)	1,592
Net cash provided by operating activities	8,100	16,401
CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4,928)	(2,839)
Proceeds from disposals of property and equipment	6,751	6,219
Investments in and advances to franchise investees	—	(1,100)
Recovery of investments in and advances to franchise investee	—	2,500
Sale of interest in equity method franchisee	—	5,982
Acquisition of stores from franchisee	—	(2,900)
Decrease (increase) in other assets	10	(3)
Net cash provided by investing activities	1,833	7,859
CASH FLOW FROM FINANCING ACTIVITIES:
Issuance of short-term debt	—	2,984
Repayment of short-term debt	—	(2,389)
Proceeds from issuance of long-term debt	110,000	—
Repayment of long-term debt	(130,238)	(4,589)
Deferred financing costs	(2,891)	—
Proceeds from exercise of stock options	290	—
Net change in book overdraft	—	(60)
Net cash (used for) financing activities	(22,839)	(4,054)
Effect of exchange rate changes on cash	83	27
Cash balances of subsidiary at date of deconsolidation	—	(1,413)
Net increase (decrease) in cash and cash equivalents	(12,823)	18,820
Cash and cash equivalents at beginning of period	36,242	16,980
Cash and cash equivalents at end of period	$23,419	$35,800
Supplemental schedule of non-cash investing and financing activities:
Assets acquired under capital leases	$672	$41

RISPY KREME DOUGHNUTS, INC.

Store Count

	NUMBER OF STORES
	FACTORY	SATELLITE	TOTAL
Three months ended October 28, 2007:
JULY 29, 2007	299	112	411
Opened	8	21	29
Closed	(17)	—	(17)
OCTOBER 28, 2007	290	133	423

Nine months ended October 28, 2007:
JANUARY 28, 2007	296	99	395
Opened	20	41	61
Closed	(26)	(7)	(33)
OCTOBER 28, 2007	290	133	423

KRISPY KREME DOUGHNUTS, INC.

SELECTED OPERATING STATISTICS

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	Oct. 28, 2007	Oct. 29, 2006	Oct. 28, 2007	Oct. 29, 2006

Year over year percentage change in systemwide sales (1)	(2.6)%	(8.9)%	(2.0)%	(13.6)%

Average weekly sales per factory store (2):
Company	$54.5	$55.0	$54.9	$54.3
Systemwide	$51.8	$50.7	$51.3	$49.3

Factory store operating weeks (3):
Company	1,334	1,491	4,162	4,488
Systemwide	3,640	3,820	11,265	11,950

Average weekly sales per store (4):
Company	$52.9	$53.1	$53.4	$52.5
Systemwide	$36.4	$40.1	$37.7	$39.5

Store operating weeks (5):
Company	1,373	1,543	4,279	4,636
Systemwide	5,174	4,825	15,310	14,898

On-premises sales (6):
Company change in same store sales	(2.9)%		(0.4)%
Systemwide change in same store sales	(6.0)%		(3.4)%

Company off-premises sales (7):
Change in average weekly number of doors	(5.7)%		(2.1)%
Change in average weekly sales per door	(7.4)%		(5.9)%

(1)
Systemwide sales, a non-GAAP financial measure, include the sales by both Company and franchise stores.  The Company believes systemwide sales data is useful in assessing the overall performance of the Krispy Kreme brand and, ultimately, the performance of the Company.

(2)	Represents, on a Company and systemwide basis, total sales of all stores divided by the number of operating weeks for factory stores.
(3)	Represents, on a Company and systemwide basis, the aggregate number of operating weeks for factory stores.
(4)	Represents, on a Company and systemwide basis, total sales of all stores divided by the number of operating weeks for both factory and satellite stores.
(5)	Represents, on a Company and systemwide basis, the aggregate number of operating weeks for both factory and satellite stores.
(6)
The change in “same store sales” represents, on a Company and systemwide basis, the aggregate on-premises sales (including fundraising sales) during the current year period for all stores which had been open for more than 56 consecutive weeks during the current year period (but only to the extent such sales occurred in the 57th or later week of each store’s operation) divided by the aggregate on-premises sales of such stores for the comparable weeks in the preceding year period.  Once a store has been open for at least 57 consecutive weeks, its sales are included in the computation of same stores sales for all subsequent periods.  In the event a store is closed temporarily (for example, for remodeling) and has no sales during one or more weeks, such store’s sales for the comparable weeks during the earlier or subsequent period are excluded from the same store sales computation.

(7)
For Company off-premises sales, “average weekly number of doors” represents the average number of customer locations to which product deliveries are made during a week by Company Stores, and “average weekly sales per door” represents the average weekly sales to each such location by Company Stores.

KRISPY KREME DOUGHNUTS, INC.

SEGMENT INFORMATION

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	Oct. 28, 2007	Oct. 29, 2006	Oct. 28, 2007	Oct. 29, 2006
Revenues:
Company Stores	$72,787	$82,078	$228,504	$247,013
Franchise	5,679	5,716	15,773	15,319
KK Supply Chain:
Total revenues	48,933	55,531	150,415	167,609
Less- intersegment elimination	(24,044)	(26,218)	(76,321)	(80,934)
External KK Supply Chain revenues	24,889	29,313	74,094	86,675
Total revenues	$103,355	$117,107	$318,371	$349,007
Operating income (loss):
Company Stores	$(1,855)	$2,110	$(7,187)	$3,879
Franchise	3,793	4,727	9,997	12,566
KK Supply Chain	5,735	9,346	19,681	27,246
Unallocated general and administrative expenses	(5,943)	(12,797)	(20,322)	(42,336)
Impairment charges and lease termination costs	268	(5,423)	(34,504)	(6,560)
Settlement of litigation	—	—	14,930	—
Total operating income (loss)	$1,998	$(2,037)	$(17,405)	$(5,205)
Depreciation and amortization expense:
Company Stores	$2,603	$3,937	$9,018	$12,259
Franchise	22	32	70	95
KK Supply Chain	1,960	868	3,671	2,613
Corporate administration	283	340	883	1,147
Total depreciation and amortization expense	$4,868	$5,177	$13,642	$16,114